As filed with the Securities and Exchange Commission on May 14, 2007

                                                Registration No. 333-___________
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------

                           INTRAOP MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)

           Nevada                                    87-0642947
    (State or other jurisdiction                    (IRS Employer
    of incorporation or organization)               Identification No.)

                               570 Del Rey Avenue
                           Sunnyvale, California 94085
                                 (408) 636-1020
           (Address of principal executive offices including zip code)
                      ------------------------------------
                           INTRAOP MEDICAL CORPORATION
                           2005 EQUITY INCENTIVE PLAN
                            (Full title of the plan)
                      -------------------------------------

                               Dr. Donald A. Goer
                      Chief Executive Officer and President
                           Intraop Medical Corporation
                               570 Del Rey Avenue
                           Sunnyvale, California 94085
                                 (408) 636-1020
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:

                               David M. Pike, Esq.
                  Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP
                           425 Market Street, 26th Fl.
                             San Francisco, CA 94105
                            Telephone: (415) 995-5135
                            Facsimile: (415) 541-9366

                                 CALCULATION OF REGISTRATION FEE

===================== ============= =================== ==================== ====================
                        Amount to        Proposed            Proposed
Title of Each Class         be            Maximum             Maximum
of Securities to be     Registered   Offering Price per      Aggregate            Amount of
     Registered             (1)            Share (2)       Offering Price (2)    Registration Fee
--------------------- ------------- ------------------- -------------------- --------------------
Common stock,
$0.001 par value        3,597,000         $1.375            $1,584,820.00         $169.58
===================== ============= =================== ==================== ====================
Total                   3,597,000         $1.375            $1,584,820.00         $169.58
===================== ============= =================== ==================== ====================

                  (1) Represents shares issuable pursuant to the Intraop Medical Corporation 2005 Equity Incentive Plan. Pursuant to Rule 416 of the
Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock which become issuable under such plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

                  (2) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act"), the Proposed Maximum Aggregate Offering Price has been determined (a) with respect to shares of stock subject to outstanding options under the Plan, on the basis of the price at which the options may be exercised, and (b) with respect to the remaining 1,691,000 shares issuable under the Plan, on the basis of the closing price of the Registrant's common stock as reported on the OTC Bulletin Board on May 8, 2007.

                                     PART I

         The information called for in Part 1 of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

                  The following documents of Intraop Medical Corporation, a Nevada corporation (the "Company" or the "Registrant"), previously filed with the Commission are incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-KSB for the year ended September 30, 2006 filed with the Commission on December 22, 2006;

         (2) The Registrant's Quarterly Reports on Form 10-QSB for the quarters ended December 31, 2006 and March 31, 2007, filed with the Commission on February 14, 2007 and May 14, 2007, respectively.

         (3) The Registrant's Current Reports on Form 8-K filed with the Commission on January 10, 2007, February 1, 2007, February 2, 2007, March 20, 2007, April 13, 2007; and

         (4) The description of the Company's Common Stock contained in a registration statement on Form SB-2 (File No. 333-134149) together with any amendment or report filed with the SEC for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part of this Registration Statement from the date of filing such reports and documents.

         For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.


         The General Corporation Law of Nevada limits the liability of officers and directors for breach of fiduciary duty except in certain specified circumstances, and also empowers corporations organized under Nevada Law to indemnify officers, directors, employees and others from liability in certain circumstances. The Company's Articles of Incorporation and Bylaws provide for indemnification of officers and directors to the fullest extent permitted by applicable law. The Company has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law. The indemnification agreements entered into between the Company and its directors and executive officers, may be sufficiently broad to permit indemnification of the Company's directors and executive officers for liabilities arising under the Securities Act. In addition, the Company has obtained insurance to indemnify its directors and officers for certain liabilities, which may include liabilities arising under the Securities Act.

Item 7.           Exemption from Registration Claimed.

                  None.

Item 8.           Exhibits.

Exhibit
Number            Description
------            -----------

4.1               Articles of Incorporation. (1)

4.2               Bylaws. (2)

5.1               Opinion of Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP. (*)

23.1              Consent of PMB Helin Donovan, LLP. (*)

23.2 Consent of Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP (included in Exhibit 5.1).

24.1 Power of Attorney (included on the signature page to this registration statement).

99.1              2005 Equity Incentive Plan. (*)

         (1) Incorporated by reference to the Company's Report on Form 8-K filed on March 15, 2005.

         (2) Incorporated by reference to Exhibit C to the Merger Agreement filed as Exhibit A to the Company's definitive Information Statement filed on February 11, 2005.
         (*) Filed herewith.

Item 9.           Undertakings.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not extend that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in a form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any additional or changed material
information with respect to the plan of distribution not previously disclosed in this registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on May 14, 2007.

                                           INTRAOP MEDICAL CORPORATION

                                       By: /s/ Donald A. Goer
                                           -------------------------------
                                           Donald A. Goer
                                           Chief Executive Officer and President
                                           (Principal Executive Officer)

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald A. Goer and Howard Solovei, and each or either of them, each with full power of substitution, his or her attorney-in-fact and agent, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting into said attorneys-in-fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                              Date
---------                     -----                              ----

/s/ Donald A. Goer            Chief Executive Officer            May 14, 2007
---------------------         and President
Donald A. Goer                (Principal Executive Officer)


/s/ Howard Solovei            Chief Financial Officer            May 14, 2007
---------------------         (Principal Financial Officer
Howard Solovei                and Principal Accounting Officer)


/s/ Michael Friebe            Director                           May 14, 2007
---------------------
Michael Friebe

/s/ Keith Jacobsen            Director                           May 14, 2007
---------------------
Keith Jacobsen

/s/ Stephen Kessler           Director                           May 14, 2007
---------------------
Stephen Kessler

/s/ John P. Matheu            Director                           May 14, 2007
---------------------
John P. Matheu

/s/ Theodore L. Philips       Director                           May 14, 2007
---------------------
Theodore L. Phillips

                                  EXHIBIT INDEX


Exhibit No.                        Description
----------     --------------------------------------------------------


4.1             Articles of Incorporation. (1)

4.2             Bylaws. (2)

5.1             Opinion of Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP. (*)

23.1            Consent of PMB Helin Donovan, LLP. (*)

23.2 Consent of Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP (included in Exhibit 5.1).

24.1 Power of Attorney (included on the signature page to this registration statement).

99.1            2005 Equity Incentive Plan. (*)

(1) Incorporated by reference to the Company's Report on Form 8-K filed on March 15, 2005.
(2) Incorporated by reference to Exhibit C to the Merger Agreement filed as Exhibit A to the Company's definitive Information Statement filed on February 11, 2005.
(*)      Filed herewith.